SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): June 21, 2006 (June 16, 2006)

Easy Gardener Products, Ltd.

(Exact name of registrant as specified in its charter)

Texas (State of Incorporation)	333-102296 (Commission file Number)	37-1433686 (IRS Employer Identification No.)

3022 Franklin Avenue

Waco, Texas 76710

(Address of Registrant’s principal executive offices)

(254) 753-5353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 16, 2006, Easy Gardener Products, Ltd. (the “Company”) terminated the following agreements:

Loan and Security Agreement dated as of April 27, 2004, as amended by Waiver and Amendment No. 1 to Loan and Security Agreement dated as of October 13, 2004, Waiver and Amendment No. 2 to Loan and Security Agreement dated as of May 11, 2005, Waiver and Amendment No. 3 to Loan and Security Agreement dated as of October 20, 2005, and Amendment No. 4 to Loan and Security Agreement dated as of April 19, 2006 (collectively, the “LaSalle Credit Facility”), pursuant to which LaSalle Business Credit, LLC and LaSalle Bank National Association (collectively, the “LaSalle Lenders”) provided the Company a $25 million secured revolving credit facility. The LaSalle Credit Facility was terminated subsequent to the Company’s use of the proceeds from the Purchase Agreement (as defined below) to repay all outstanding principal and interest borrowed under the LaSalle Credit Facility.

Term Loan and Security Agreement dated as of October 29, 2003, as amended by the First Amendment to Term Loan and Security Agreement dated as of April 27, 2004, the Second Amendment to Term Loan and Security Agreement and Waiver dated as of October 12, 2004, the Third Amendment to Term Loan and Security Agreement and Waiver dated as of October 20, 2005, and the Fourth Amendment and Ratification to Term Loan and Security Agreement dated as of April 19, 2006 (collectively, the “CapSource Term Loan Agreement”), pursuant to which CapitalSource Finance, LLC, a Delaware limited liability company (“CapSource”) made loans to the Company. The CapSource Term Loan Agreement was terminated subsequent to the Company’s use of the proceeds from the Purchase Agreement (as defined below) to repay all outstanding principal and interest borrowed under the CapSource Term Loan Agreement.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The Purchase Agreement

On June 16, 2006, the Company closed the transaction contemplated by the Asset Purchase Agreement (the “Purchase Agreement”) among (i) the Company, Weatherly Consumer Products Group, Inc., a Delaware corporation (“Weatherly Group”) and Weatherly Consumer Products, Inc, a Delaware corporation (“Weatherly,” and together with the Company and Weatherly Group, the “Sellers”) and (ii) Green Thumb Acquisition Corporation, a Delaware corporation (the “Buyer”)

Under the Purchase Agreement, the Sellers sold to the Buyer substantially all of the assets of the Sellers in a transaction subject to Section 363 of the Federal Bankruptcy Code. The Purchase Price (as defined in the Purchase Agreement) was $23.5 million, plus the principal of, and accrued but unpaid interest upon, the outstanding debt owed on the Closing Date (as defined in the Purchase Agreement) to the LaSalle Lenders and CapSource (subject to adjustment, in each case, to give effect to certain performance, success, termination and similar fees payable under certain circumstances to the LaSalle Lenders and CapSource). The total Purchase Price was $58,797,023.46, including the assumption of approximately $35.6 million of outstanding debt to the LaSalle Lenders and CapSource and the payment of transaction fees to investment bankers, lenders, trustees or other parties in connection with the transactions contemplated by the Purchase Agreement (the “Transaction Fees”).

The Company used the proceeds to repay 100% of the outstanding principal and unpaid interest due to the LaSalle Lenders under the LaSalle Credit Facility and CapSource under the CapSource Term Loan Agreement. The Company expects the $23.5 million balance of the Purchase Price to be used, following confirmation of plan of reorganization, to pay amounts owed to holders of two subordinated promissory notes issued by the Company in the aggregate principal amount of approximately $4.275 million, plus accrued interest of approximately $1.0 million. After paying Transaction Fees estimated to be between $3.1 million and $4.3 million, there will be between approximately $15.1 million and $13.9 million remaining for distribution to holders of the Company’s 9.40% Cumulative Preferred Trust Securities (the “Trust Preferred Shares”) due April 15, 2028 (estimated to be between approximately $6.25 and $5.75 per Trust Preferred Share). The amount ultimately paid to the holders of the Trust Preferred Shares will depend upon several contingencies, including the amount of Transaction Fees actually incurred in connection with the sale and the Chapter 11 process.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS CHANGE IN FISCAL YEAR:

Effective June 16,2006, the Company has changed its name to EG Liquidating Company, Ltd. The Company is a Texas limited partnership with executive offices located at 3022 Franklin Avenue, Waco, Texas 76710.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
	(d)	Exhibits
2.1*

Asset Purchase Agreement dated April 19, 2006, among Easy Gardener Products, Ltd., Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc., and Green Thumb Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K dated April 20, 2006).

5.1	Certificate of Amendment to Certificate of Limited Partnership of Easy Gardener Products, Ltd., filed with the Texas Secretary of State, effective June 16, 2006.
99.1	Press Release dated June 9, 2006.
99.2	Press Release dated June 21, 2006.
*

Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 21, 2006.

EASY GARDENER PRODUCTS, LTD.

/s/ Richard M. Kurz

Richard M. Kurz, Manager/CFO

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
2.1*

Asset Purchase Agreement dated April 19, 2006, among Easy Gardener Products, Ltd., Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc., and Green Thumb Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K dated April 20, 2006).

5.1	Certificate of Amendment to Certificate of Limited Partnership of Easy Gardener Products, Ltd., filed with the Texas Secretary of State, effective June 16, 2006.
99.1	Press Release dated June 9, 2006.
99.2	Press Release dated June 21, 2006.
*

Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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